Exhibit 23(a)

          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-16135, related to debt securities, of The Mead Corporation on Form S-3 of our report dated January 25, 1996, appearing in the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

          DELOITTE & TOUCHE LLP

          Dayton, Ohio
          January 9, 1997